UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 3, 2019

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34501	77-0422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way
Sunnyvale,	California	94089
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 745-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNPR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

Juniper Networks, Inc. (the “Company”) announced that, effective as of September 3, 2019, Thomas A. Austin, 52, has been appointed to serve as Vice President, Corporate Controller and Chief Accounting Officer of the Company, and as such, Mr. Austin will be the Company’s principal accounting officer. In connection with the appointment, Kenneth Miller stepped down from the position of Interim Chief Accounting Officer.

Before assuming the role as the Company’s Chief Accounting Officer, Mr. Austin most recently served from September 2008 to July 2019 as the Vice President, Corporate Finance at Dell Technologies (“Dell”) and EMC Corporation prior to its acquisition by Dell. Mr. Austin will receive an annual base salary of $320,000, a target bonus of 50% of his actual base salary. In addition, he will also receive a new hire equity grant of 20,000 restricted stock units and will be entitled to the Company’s standard change of control agreement and the Company’s standard indemnification agreement.

There is no arrangement or understanding between Mr. Austin and any other person pursuant to which Mr. Austin was appointed Chief Accounting Officer. There are no family relationships between Mr. Austin and any other director or executive officer of the Company and there have been no transactions between Mr. Austin and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

September 3, 2019	By:	/s/ Brian M. Martin
	Name:	Brian M. Martin
	Title:	Senior Vice President and General Counsel